UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2006

IT&E International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to our 8-K originally filed on March 29, 2006 is being filed to respond to comments received from the SEC with respect thereto. For the convenience of the reader, we have restated the entire filing in this 8-K/A.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 4.02

Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On March 28, 2006, the Audit Committee of our Board of Directors, in connection with the preparation of our year-end financial statements, determined that the errors identified by management and described below with respect to our financial statements for:  (i)  the year ended December 31, 2004, (ii) each of the quarters ended March 31, June 30, and September 30, 2005, and (iii) each of the quarters ended June 30 and September 30, 2004, were such that the financial statements related to the foregoing periods should no longer be relied upon.

In particular, an error was discovered related to the deferral of income taxes associated with a required change in the method of recognizing income and expenses for purposes of our tax returns at the time of the merger between IT&E International and Clinical Trials Assistance Corp. in April of 2004. At such time, we were required to recognize income and expenses on an accrual basis rather than a cash basis. As a result, we have determined that a deferred tax liability of approximately $581,000 should have been recognized in the quarter ended June 30, 2004 with a corresponding charge to deferred tax expense. This deferred tax liability should have then been adjusted in the quarter ended December 31, 2004 to approximately $440,000, resulting in the recognition of approximately $141,000 of deferred tax benefit. In addition, for each of the first three quarters of 2005, a deferred tax liability of approximately $440,000 should have been included on the respective period end balance sheets. This correction will also impact our statements of stockholders’ equity for the applicable periods. This adjustment has no impact on actual cash flows; however, it will result in some reclassifications within the statements of cash flows for the applicable periods.

In addition, in the course of preparing our year-end financial statements, it was determined that approximately $220,000 of relocation expenses recorded as such in the fourth quarter of 2005 should have been recorded as such in the second quarter of 2005 because our Board of Directors formally approved of such expenses in April 2005, and that approximately $88,000 of expenses that were recorded as such in the fourth quarter of 2005 should have been recorded as such in the third quarter of 2005, the quarter in which the services were provided to us, even though the invoices related to such expenses were not received by us until the fourth quarter due to delays in invoicing by the applicable vendor.

To correct each of the foregoing errors, we intend to include in our Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “2005 10-KSB”) a restatement of our financial statements for the year ended December 31, 2004 in order to correct each of the foregoing errors that are applicable to such period.

In addition, we intend to file an amendment to the Form 10-QSB previously filed for each of the quarters ended March 31, June 30 and September 30, 2005 (collectively, the “Amended 10-QSB’s”) for the purpose of correcting the errors described above applicable to such periods as well as the corresponding quarters ended June 30 and September 30, 2004, to the extent applicable.

We do not intend to file an amendment to our Annual Report on Form 10-KSB for the year ended December 31, 2004, nor do we intend to file an amendment to our Form 10-QSB for each of the quarters ended June 30 or September 30, 2004.

We intend to file our 2005 10-KSB on or before March 31, 2006, and we intend to file each of the Amended 10-QSB’s as soon as practicable after the filing of our 2005 10-KSB.

Our chief financial officer, and our other authorized officers, with the approval of our Audit Committee, have discussed the matters disclosed in this Current Report on Form 8-K with both our current independent registered public accountant, Schneider Downs & Co., Inc., and our former independent registered public accountant, Beckstead and Watts, LLP.

In addition, we have reconsidered the adequacy of our disclosure control and procedures and related internal controls over financial reporting for the relevant periods and have concluded that such disclosure controls and procedures were not effective during the relevant periods, and we will include additional disclosure related to the effectiveness of such disclosure controls and procedures in our 2005 10-KSB and each of the Amended 10-QSB’s.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group, Inc.

	By:	/s/ Peter Sollenne
Peter Sollenne
Chief Executive Officer

Dated: March 30, 2006